News
For Immediate Release

El Paso Corporation Announces Final Tender Results

HOUSTON, TEXAS, December 31, 2010—El Paso Corporation (NYSE: EP) today announced that as of 11:59 p.m., New York City time, on December 30, 2010 (the “Expiration Date”) the following principal amounts of the outstanding senior notes listed below have been tendered under the previously announced cash tender offers (the “Tender Offers”) for such notes as reported by the depositary for the Tender Offers.
Title of Notes	CUSIP Number	Acceptance Priority Level	Principal Amount Outstanding Prior to the Early Tender Date	Principal Amount Tendered on or prior to Final Settlement	Principal Amount Accepted at Early Settlement	Principal Amount Accepted at Final Settlement	Proration Factor

Any and All Notes:
12.000% Senior Notes due 2013	28336LBS7	1	$151,330,000	$40, 930,000	$40,690,000	$240,000(1)	N/A
8.250% Senior Notes due 2016	28336LBT5	1	$500,000,000	$396,788,000	$386,458,000	$10,330,000(1)	N/A

Maximum Tender Offer Notes:
7.000% Senior Notes due 2011	28336LAB5	2	$193,010,000	$88,413,000	N/A	$88,413,000	N/A
7.625% Senior Notes due 2011	835415AJ9 (2)	2	$347,680,000	$120,736,000	N/A	$120,736,000	N/A

9.625% Senior Notes due 2012	28336LAZ2	3	$49,110,000	$20,968,000	N/A	$10,118,000	48.2%
7.875% Senior Notes due 2012	28336LAE9	3	$229,000,000	$75,296,000	N/A	$36,326,000	48.2%
7.375% Senior Notes due 2012	28368EAB2 (3)	3	$131,480,000	$32,891,000	N/A	$15,865,000	48.2%
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(1)
Reflects principal amounts validly tendered after 5:00 p.m., New York City time, on December 13, 2010 (the “Early Tender Date”) and on or prior to the Expiration Date.  On December 14, 2010, El Paso accepted for purchase all of the Any and All Notes validly tendered on or prior to the Early Tender Date.

(2)	The 7.625% Notes were issued by Sonat, Inc., which was merged into El Paso Energy Corporation, whose name was later changed to El Paso Corporation.
(3)	The 7.375% Notes were issued by El Paso Energy Corporation, whose name was later changed to El Paso Corporation.

Today, El Paso accepted and made payment for all of the 12.000% Senior Notes due 2013 (the “2013 Notes”), and all of the 8.250% Senior Notes due 2016 (the “2016 Notes” and, together with the 2013 Notes, the “Any and All Notes”) validly tendered after the Early Tender Date and on or prior to the Expiration Date as set forth in the table above.  The holders of the 2013 Notes and 2016 Notes that were accepted for purchase received consideration of $1,230 and $1,145, respectively, per $1,000 principal amount tendered (which consideration does not include any early tender payment), plus accrued and unpaid interest from the last interest payment date to, but not including, the settlement date.

Also described in El Paso’s Offer to Purchase is an offer by El Paso to purchase the Maximum Tender Offer Notes (indicated in the table above) such that the aggregate amount of the consideration (excluding accrued interest and fees and expenses) paid for the Maximum Tender Offer Notes tendered is equal to $800,000,000 less the aggregate amount of the consideration (excluding accrued interest and fees and expenses) paid for the Any and All Notes tendered and accepted for purchase (the “Maximum Tender Offer Amount”).  After paying for the Any and All Notes validly tendered and accepted for purchase pursuant to the cash tender offers (including the Any and All Notes accepted for purchase today), the Maximum Tender Offer Amount available to purchase Maximum Tender Offer Notes is $282,519,400.

The principal amount of the Maximum Tender Offer Notes purchased today in the Maximum Tender Offers was determined in accordance with the acceptance priority level (in numerical priority order) specified in the table above.  Accordingly, all of the Priority 2 Notes validly tendered were accepted for purchase before any of the Priority 3 Notes were accepted for purchase and, because the Maximum Tender Offer Amount exceeded the aggregate amount of the consideration to be paid for the Priority 2 Notes validly tendered, proration of the Priority 2 Notes was not required. However, the aggregate amount of the consideration to be paid for the Priority 3 Notes validly tendered was more than the remaining Maximum Tender Offer Amount (after deducting the aggregate consideration paid for the Any and All Notes and the Priority 2 Notes); therefore, the principal amount of Priority 3 Notes accepted for purchase was prorated as set forth in the Offer to Purchase, resulting in the proration factor set forth in the table above.

Subject to the terms and conditions set forth in the Offer to Purchase, including the Maximum Tender Offer Amount, the Acceptance Priority Levels and proration, today El Paso accepted for Purchase the Maximum Tender Offer Notes that were validly tendered on or prior to the Expiration Date as set forth in the table above.  The holders of the 7.00% Senior Notes due 2011 and the 7.625% Senior Notes due 2011 that were validly tendered on or prior to the Early Tender Date received consideration of $1,020 and $1,032.50, respectively, per $1,000 principal amount tendered, plus accrued and unpaid interest from the last interest payment date to, but not including, the settlement date.   The holders of the 7.00% Senior Notes due 2011 and the 7.625% Senior Notes due 2011 that were validly tendered after the Early Tender Date and on or prior to the Expiration Date received consideration of $990 and $1,002.50, respectively, per $1,000 principal amount tendered (which consideration does not include any early tender payment), plus accrued and unpaid interest from the last interest payment date to, but not including, the settlement date. The holders of the 9.625% Senior Notes due 2012, the 7.875% Senior Notes due 2012 and the 7.375% Senior Notes due 2012 that were validly tendered on or prior to the Early Tender Date and accepted for purchase received consideration of $1,105, $1,082.50 and $1,083.75, respectively, per $1,000 principal amount tendered, plus accrued and unpaid interest from the last interest payment date to, but not including, the settlement date.   The holders of the 9.625% Senior Notes due 2012, the 7.875% Senior Notes due 2012 and the 7.375% Senior Notes due 2012 that were validly tendered after the Early Tender Date and on or prior to the Expiration Date and accepted for purchase received consideration of $1,075, $1,052.50 and $1,053.75, respectively, per $1,000 principal amount tendered (which consideration does not include any early tender payment), plus accrued and unpaid interest from the last interest payment date to, but not including, the settlement date.

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The complete terms and conditions of each Tender Offer is set forth in the Offer to Purchase dated December 2, 2010, and a related Letter of Transmittal.  Global Bondholder Services Corporation served as the depositary and information agent for the Tender Offers.  Citigroup Global Markets Inc. and RBC Capital Markets, LLC served as dealer managers for the Tender Offers.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. El Paso owns North America's largest interstate natural gas pipeline system and one of North America's largest independent natural gas producers.

Cautionary Statement Regarding Forward-Looking Statements

This release may include forward-looking statements and projections. The company has made every reasonable effort to ensure that any information and assumptions on which any such statements and projections are based are current, reasonable, and complete. Important factors which could cause actual results to differ materially from those in any forward-looking statement are set forth in the company’s filings with the Securities and Exchange Commission and other public disclosures. While the company makes any such statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Media Relations
Bruce Connery, Vice President
(713) 420-5855

Media Relations
Bill Baerg, Manager
(713) 420-2906